                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use of our report dated February 2, 2000, relating to the consolidated financial statements of Armstrong World Industries, Inc., and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, and the related financial statement schedule, which report appears in the December 31, 1999 annual report on Form 10-K of Armstrong World Industries, Inc., incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                 /s/ KPMG, LLP
                                 -------------


Philadelphia, Pennsylvania

March 10, 2000